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                                                                   EXHIBIT 10.23

                         CONTENT DISTRIBUTION AGREEMENT

       THIS AGREEMENT is between DOW JONES & COMPANY, INC., U.S. Highway No. 1 at Ridge Road, South Brunswick, New Jersey 08852 ("Dow Jones"), and INTELLIGENT INFORMATION INCORPORATED, One Dock Street, Stamford, Connecticut 06902 ("Intelligent Information").

                                  INTRODUCTION

       A. Dow Jones publishes and distributes the Dow Jones Online News, a business and financial newswire ("DJON").

       B. Intelligent Information owns and distributes electronic products or services that deliver to subscribers via wireless transmission technologies quotation information from various equity and commodity exchanges, as well as sports information, stock quotes, and weather information ("Direct Services"). Intelligent Information also authorizes third parties ("Authorized Resellers") to redistribute the Direct Services (either with the same or a different brand name from the name used by Intelligent Information for the Direct Services), and to redistribute some or all of the content from the Direct Services as part of the Authorized Resellers' own wireless transmission technology product or service ("Reseller Services"). The Direct Services and the Reseller Services shall collectively be referred to herein as the "Intelligent Information Services".

       C. Intelligent Information wishes to obtain from Dow Jones, and Dow Jones wishes to grant to Intelligent Information, a license to incorporate headlines from DJON into the Intelligent Information Services.

1.     GRANT OF LICENSE

       (a) LICENSE AND DELIVERY. Subject to Intelligent Information's compliance with all of the terms and conditions hereof, Dow Jones hereby grants to Intelligent Information a license to incorporate only those headlines from DJON defined and specified on Exhibit A ("DJ Headlines"), into Direct Services, and to make such DJ Headlines available: (1) directly to individual subscribers to the Direct Services located in the United States and Canada ("Direct Subscribers"); and (2) through Authorized Resellers of the Direct Services or through Reseller Services to individuals located in the United States and Canada ("Reseller Subscribers"). The Direct Subscribers and Reseller Subscribers shall collectively be referred to as the "Intelligent Information Subscribers". Dow Jones shall make available from its South Brunswick, New Jersey facility the Dow Jones composite feed containing DJON and the DJ Headlines (the "Composite Feed"). Intelligent Information, at its expense, shall install, operate and maintain (i) all communications lines and equipment necessary to accept such feed at Intelligent Information's office set forth above or at 1101 Arwyn Court, Euliss, Texas 76040, and (ii) the computer system that will receive the Composite Feed and display the DJ Headlines. Intelligent Information shall not receive the Composite Feed at any location other than the locations set forth above, without Dow Jones' prior written consent. Immediately upon receipt of the Composite Feed, Intelligent Information shall cause its computer systems to dispose of the text of the stories contained in DJON, as well as the headlines and text of all other stories contained on the Composite Feed, keeping, in accordance with the terms hereof, only the DJ Headlines coded with the code set forth on Exhibit A.

       (b) ADDITIONAL LICENSE RESTRICTIONS. Intelligent Information shall not permit, and shall cause all Authorized Resellers not to permit, Intelligent Information Subscribers to store any DJ Headline









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for more than 24 hours after it is received. Intelligent Information shall be permitted to store DJ Headlines for its internal billing purposes only; provided, however, that in no event shall Intelligent Information distribute any DJ Headline more than 24 hours after such DJ Headline is received. Other than as expressly permitted or required pursuant to this Agreement (including, but not limited to, Section 2), Intelligent Information shall not, and shall cause all Authorized Resellers not to, edit, alter, change, add to or delete any DJ Headline without the prior written consent of Dow Jones.

       Intelligent Information shall not, and shall cause its Authorized Resellers not to, distribute DJ Headlines or other Dow Jones content other than as part of an Intelligent Information Service set forth on Exhibit C, or otherwise approved in advance in writing by Dow Jones (and, therefore, deemed incorporated into Exhibit C).

       Intelligent Information shall not, and shall cause its Authorized Resellers not to, distribute any Intelligent Information Service containing DJ Headlines through or using any distribution method other than wireless transmission technology, including, without limitation, email, cable or dial-up communications via a modem. Intelligent Information shall not, and shall cause its Authorized Resellers not to, deliver any Intelligent Information Service containing DJ Headlines via an interactive online or electronic information service, such as but not limited to, America Online, CompuServe, Microsoft Network, Prodigy, AppleLink, eWorld, AT&T Interchange, Delphi, networkMCI, or Telebase System, Inc.

       All rights not expressly granted to Intelligent Information herein shall be retained by Dow Jones.

       (c) ADDITIONAL AUTHORIZED RESELLERS. Intelligent Information acknowledges and agrees that all Authorized Resellers that Dow Jones has authorized to distribute DJ Headlines to Intelligent Information Subscribers as of the date of this Agreement are listed on Exhibit B attached hereto. Intelligent Information shall notify Dow Jones in writing of its desire to add resellers to Exhibit B and such proposed resellers shall be so added, and for all purposes hereof deemed Authorized Resellers, unless within thirty (30) days of receipt of such notice Dow Jones notifies Intelligent Information that such proposed reseller is, in Dow Jones' reasonable discretion, unacceptable to Dow Jones. Intelligent Information shall not make any DJ Headlines available to any third party who does not qualify as an Authorized Reseller hereunder, other than Direct Subscribers.

       (d) RELATIONSHIP WITH RELATED COMPANIES. Beginning sixty (60) days after the Effective Date (as defined below), Intelligent Information shall not distribute any DJ Headlines to Mobile Telecommunications Corp. or any parent, subsidiary or affiliate of Mobile Telecommunications Corp., without the express prior written consent of Dow Jones. Notwithstanding anything to the contrary in this Agreement or the License and Sales Representation Agreement between Dow Jones and Intelligent Information dated as of July 1, 1993, if within thirty
(30) days after the Effective Date (as defined below) Dow Jones and Mobile Telecommunications Corp. or SkyTel have not executed a mutually acceptable agreement pursuant to which Dow Jones provides certain content from DJON to SkyTel for redistribution by SkyTel, Intelligent Information shall request to negotiate with Dow Jones to permit Intelligent Information to distribute DJ Headlines to Mobile Telecommunications Corp. or SkyTel, subject to payment of an increased renegotiated Royalty and other terms and conditions as may be acceptable to Dow Jones and Intelligent Information.

2. COPYRIGHT. Intelligent Information acknowledges and agrees that the copyright to the DJ Headlines, DJON and the coding and contents thereof is and shall remain the sole and exclusive property of Dow Jones. Intelligent Information shall take appropriate measures to insure that notice of such copyright is made known to all persons with access to the Intelligent Information Services, including

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displaying in a conspicuous location in all documentation distributed to
Intelligent Information Subscribers by Intelligent Information or its Authorized Resellers ("Subscriber Materials") the following: "Copyright 19__ Dow Jones & Company, Inc. All Rights Reserved. Distributed by Intelligent Information (or Reseller name) under license from Dow Jones & Company, Inc. The headlines contained in this Intelligent Information Service are the sole and exclusive property of Dow Jones & Company, Inc. and are protected by copyright. Such headlines may not be copied, republished or redistributed without the prior written consent of Dow Jones & Company, Inc." Intelligent Information shall also cause, and shall cause all Authorized Resellers to cause, the words "DJ NEWS" to appear on each screen and printout containing a DJ Headline received, displayed or printed by any Intelligent Information Subscriber; provided, however, that if there is insufficient character space or other capacity to include all of the words "DJ NEWS" in a particular display from the Intelligent Information Service because of the length of the DJ Headline, Intelligent Information or an Authorized Reseller may truncate this message to read "DJ"; if insufficient character space is available to display the letters "DJ", this sentence shall not apply.

3.     ROYALTIES


       (a) CALCULATION OF ROYALTY. In consideration of the rights granted herein, Intelligent Information shall pay to Dow Jones monthly royalties ("Royalties") equal to the greater of (i) $5,000 per month; and (ii) $0.50 per month per Intelligent Information Subscriber who receives DJ Headlines on up to four companies or news categories, plus $0.10 per month for each additional company or news category received by such Intelligent Information Subscriber.


       (b) PAYMENT. Within 20 days after the end of each month during the term hereof, Intelligent Information shall deliver to Dow Jones a report showing the name of each Direct Service and Reseller Service, each Authorized Reseller, and each Direct Subscriber, and the calculation of the Royalties due in respect thereof, together with a check payable to Dow Jones for such Royalties.

       (c) MAINTENANCE AND INSPECTION OF RECORDS. Intelligent Information shall maintain, and shall cause its Authorized Resellers to maintain, complete and accurate records of all Intelligent Information Subscribers receiving DJ Headlines hereunder and of the Royalties payable with respect thereto ("Intelligent Information Records"). Dow Jones shall have the right, upon at least 20 days' prior written notice to inspect and copy the Intelligent Information Records during normal business hours not more frequently than twice per year; provided, however, that if such inspection reveals an underpayment to Dow Jones of four percent (4%) or more, then the cost of such inspection shall be borne by Intelligent Information. All information gained by Dow Jones or its authorized representatives from such inspection will be kept in strict confidence and will be used solely for the purpose of verifying the accuracy of the Royalties payable hereunder.


       (d) INCREASES. By written notice to Intelligent Information at least 60 days prior to the end of the Initial Term, Dow Jones may increase the rates for the first Renewal Term by a percentage not greater than the percentage increase in the Consumer Price Index for All Urban Consumers -- All Items, U.S. City Average, Unadjusted for Seasonal Variation (1982-1984 = 100) (the "CPI") during the Initial Term. Subsequent rate increases by Dow Jones shall not exceed the greater of (i) the percentage increase in the CPI per year; or (ii) six percent (6%) per year.


4.     INDEMNIFICATION

       (a) BY DOW JONES. In the event of any claim, suit or action by any third party (other than an Authorized Reseller) against Intelligent Information arising out of the DJ Headlines (except for claims described in Section 4(b)), Intelligent Information shall promptly notify Dow Jones, and Dow Jones shall defend such claim, suit or action in Intelligent Information's name but at Dow Jones' expense and under Dow Jones' control. Dow Jones shall indemnify and hold harmless Intelligent Information against any judgment, liability, loss, cost or damage (including litigation costs and reasonable attorneys' fees) arising


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from or related to such claim, suit or action, whether or not such claim, suit or action is successful.

       (b) BY INTELLIGENT INFORMATION. In the event of any claim, suit or action by any third party against Dow Jones arising out of any error caused by: (i) Intelligent Information in receiving, storing or transmitting the DJ Headlines on or through any Direct Service, or (ii) an Authorized Reseller transmitting the DJ Headlines on or through any Reseller Service, Dow Jones shall promptly notify Intelligent Information, and Intelligent Information shall defend such claim, suit or action in Dow Jones' name but at Intelligent Information's expense and under Intelligent Information's control. Intelligent Information shall indemnify and hold harmless Dow Jones against any judgment, liability, loss, cost or damage (including litigation costs and reasonable attorneys' fees) arising from or related to such claim, suit or action, whether or not such claim, suit or action is successful.

5. SERVICE MARKS; PRESS RELEASES AND PROMOTIONAL MATERIALS. Intelligent Information acknowledges and agrees that (i) Dow Jones is the sole and exclusive owner of the service marks Dow Jones Online News and DOW JONES, and (ii) Intelligent Information and its Authorized Resellers neither have nor shall obtain any right, except as expressly provided herein, to use any such service mark or any other service mark, trademark or trade name of Dow Jones. Intelligent Information shall not, and shall cause its Authorized Resellers not to, publish or distribute any advertising, promotional materials or other printed matter including, but not limited to, Subscriber Materials, or make any public announcements using any service mark, trademark or trade name of Dow Jones or otherwise referring to the availability of the DJ Headlines on the Intelligent Information Services without the prior written consent of Dow Jones, which consent shall not be unreasonably withheld. If within ten (10) business days after delivery of samples of any such materials, Dow Jones has not notified the sending party of its disapproval, such material shall be deemed approved. Any breach of this Section 5 shall be deemed a material breach of this Agreement.

6.     TERM; TERMINATION

       (a) TERM. The parties hereby terminate the License and Sales Representation Agreement between Dow Jones and Intelligent Information dated as of July 1, 1993, provided, however, that Sections 2 and 3 shall survive the termination of such agreement regarding actions occurring prior to the termination date. The initial term of this Agreement (the "Initial Term") shall commence on the date hereof and, unless terminated earlier or extended pursuant hereto, shall expire twelve (12) months after the date hereof. Unless either party sends to the other written notice of its election not to renew at least sixty (60) days prior to the end of the Initial Term, or any Renewal Term, as the case may be, the term hereof shall be extended for an additional one-year term (a "Renewal Term").

       (b) TERMINATION FOR DEFAULT. If either party shall default in the performance of or compliance with any provision contained in this Agreement and such default shall not have been cured within 30 days after written notice thereof shall have been given to the appropriate party, the party giving such notice may then give further written notice to such other party terminating this Agreement, in which event this Agreement and rights granted hereunder shall terminate on the date specified in such further notice.

       (c) CHANGE IN CONTROL. If there occurs during the term hereof any change in the effective voting control of Intelligent Information, or any merger into or acquisition by any third party of Intelligence Information, or the sale or transfer of one or more Intelligent Information Services, or the sale or transfer of all or substantially all of the other assets of Intelligent Information to any third party, including, without limitation, to or by Mobile Telecommunications Corp., SkyTel, or any other corporate parent, subsidiary or affiliate (collectively, a "Control Event"), Intelligent Information shall notify Dow


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Jones in writing of such Control Event within 10 days after its effectiveness.
Dow Jones may, within 30 days after receipt of such written notice, terminate this Agreement upon at least 60 days' prior written notice. Intelligent Information may notify Dow Jones in writing of any proposed Control Event prior to its proposed effectiveness, and Dow Jones shall within 30 days after receipt of such notice, notify Intelligent Information in writing whether Dow Jones would exercise its right to terminate this Agreement if such proposed Control Event were consummated.

7.     MISCELLANEOUS

       Sections 1(b), 2, 4, 5 and 7 shall survive the expiration or termination of this Agreement for any reason. Intelligent Information hereby represents and warrants to Dow Jones that it will cause all Authorized Resellers to comply with and be bound by the terms and conditions of Sections 1(b), 2 and 5 of this Agreement. This Agreement may not be amended except by written instrument executed by Intelligent Information and Dow Jones. This Agreement shall be binding upon and shall inure to the benefit of the undersigned parties and their respective successors and permitted assigns. No assignment of this Agreement, by operation of law or otherwise, shall be made by either party without the prior written consent of the other. Except with respect to third party claims described in Section 4 above, neither party shall be liable to the other for any lost revenue, lost profits or other consequential damages, even if advised of the possibility of such damages. If any term or provision of this Agreement is found to be invalid, illegal or unenforceable, in whole or in part, for any reason, such term or provision shall be deemed to be severed from this Agreement, and all remaining terms and provisions shall not be affected or impaired thereby and shall be enforced in accordance with their terms. This Agreement contains the entire understanding of the parties and supersedes all previous verbal and written agreements on the subject thereof, including, without limitation, the July 1, 1993 License and Sales Representation Agreement. This Agreement does not and shall not be deemed to constitute a partnership or joint venture between the parties. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey applicable to contracts wholly made and wholly performed in New Jersey.


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IN WITNESS WHEREOF, the parties have executed this Agreement as of Feb. 20, 1996
(the "Effective Date").

INTELLIGENT INFORMATION INC.            DOW JONES & COMPANY, INC.

By: /s/ R M Unnold                          By: /s/ Jessica Perry
      --------------------------                  --------------------------
      Name: R. M. Unnold                          Name: Jessica Perry
      Title: CEO                                  Title: Assistant Director


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                                    EXHIBIT A

                                  DJ HEADLINES

Headlines containing the P/DHL transmission code which also carry company stock symbol and/or news category subcodes.


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                                    EXHIBIT B

                              AUTHORIZED RESELLERS

As of 2/96

Air Call Northwest
Airtouch
American Personal Communications
American Paging
Axcess Global
Bell Atlantic
Bell Mobility Canada
Comwest
Flower City Paging
MCI Paging
Metrocall
Message Center USA
National Dispatch Center
Nextel Communications
PageMart
Paging Dimensions
Paging Partners
Telecom
USA Mobile
US Healthcare
5 By 5 Communications


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                                    EXHIBIT C

                        INTELLIGENT INFORMATION SERVICES

The Intelligent Information Service provides data in the form of short messages to a user's wireless device based on the user's personal criteria as that criteria is met.


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